SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2018
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2018 United Security Bancshares held its Annual Meeting of Shareholders. A total of 15,020,345 shares were represented and voting at the meeting, constituting 88.89% of the 16,898,615 issued and outstanding shares entitled to vote at the meeting. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1. Election of Directors

The shareholders elected all of the Board of Directors nominees for a term of one year, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stanley J. Cavalla	10,106,433	211,613	—	4,702,299
Tom Ellithorpe	9,858,910	459,135	—	4,702,299
Benjamin Mackovak	10,108,615	209,431	—	4,702,299
Nabeel Mahmood	10,261,104	56,942	—	4,702,299
Robert M. Mochizuki	10,102,088	215,958	—	4,702,299
Kenneth D. Newby	10,130,517	187,529	—	4,702,299
Susan Quigley	10,022,302	295,744	—	4,702,299
Brian Tkacz	10,122,372	195,674	—	4,702,299
Dennis R. Woods	10,018,912	299,133	—	4,702,299
Michael T. Woolf	10,255,738	62,308	—	4,702,299
Proposal 2. Ratification of Moss Adams LLP as the Company's Independent Auditors for Fiscal Year 2018
The shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, by the following vote:

For	Against	Abstain	Non-Votes
14,518,586	147,906	353,853	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES

Date:	May 18, 2018	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer